EXHIBIT  23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion of our report dated January 12, 2001, concerning our audit of the balance sheets of Friendship Community Bank as of December 31, 2000 and 1999, and the related statements of operations, shareholders' equity and cash flows for the years then ended in the Form 10-K of PAB Bankshares, Inc. for the year ended December 31, 2000. We also hereby consent to the incorporation of such report into the Company's previously filed Registration Statements (No. 333-89527 and No. 333-74819) on Form S-8.


                                /s/  Osburn,  Henning  and  Company
                                -----------------------------------
                                OSBURN,  HENNING  AND  COMPANY


Orlando,  Florida
March  28,  2001


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